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                                                              EXHIBIT 23.3

                      CONSENT OF DANIEL L. DOCTOROFF

   I hereby consent to being named a proposed director of MeriStar Hotels & Resorts, Inc. and to the use of my name wherever it appears in its Registration Statement on Form S-1, which forms a part of the Registration Statement, and any amendments thereto.

Dated: May 22, 1998
                                               /s/ Daniel L. Doctoroff
                                          By___________________________________

                                                 Daniel L. Doctoroff